AMENDMENT TO
COMMON SHARE PURCHASE WARRANT

This Amendment to Common Share Purchase Warrant (this "Amendment"), dated as of September 18, 2023, is by and between Flora Growth Corp., a corporation organized under the laws of  the Province of Ontario (the "Company"), and the undersigned holder (the "Holder") of warrants to purchase shares (the "Warrant Shares") of the Company's common shares, no par value (the "Common Shares").

WHEREAS, on November 23, 2021 the Company issued warrants to the Holder to purchase an aggregate ______ Warrant Shares, which currently have an exercise price of $8.00 per share (such warrants, the "2021 Warrants"), which number of Common Shares reflects the 1-for-20 reverse stock split effected by the Company on June 9, 2023, and the Company and Holder desire to amend the 2021 Warrants to reduce the exercise price thereof.

WHEREAS, on December 13, 2022 the Company issued warrants to the Holder to purchase an aggregate ______ Warrant Shares at an exercise price of $8.00 per share (such warrants, the "2022 Warrants"), which number of Common Shares reflects the 1-for-20 reverse stock split effected by the Company on June 9, 2023, and the Company and Holder desire to amend the 2022 Warrants to reduce the exercise price thereof.

WHEREAS, the 2021 Warrants and the 2022 Warrants may each be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1.  Amendment and Restatement of Section 2(b) of the 2021 Warrants. The Company and the Holder hereby consent and agree that Section 2(b) of the 2021 Warrants shall be amended and restated in its entirety as follows:

"Exercise Price. The exercise price per Common Share under this Warrant shall be $2.50, subject to adjustment hereunder (the "Exercise Price").  Such Exercise Price already reflects the 1-for-20 reverse stock split effected by the Company on June 9, 2023."

2.  Amendment and Restatement of Section 2(b) of the 2022 Warrants. The Company and the Holder hereby consent and agree that Section 2(b) of the 2022 Warrants shall be amended and restated in its entirety as follows:

"Exercise Price. The exercise price per Common Share under this Warrant shall be $2.50, subject to adjustment hereunder (the "Exercise Price").  Such Exercise Price already reflects the 1-for-20 reverse stock split effected by the Company on June 9, 2023."

3. Amendment to Termination Date.  The Company and the Holder hereby consent and agree that the Termination Date of each of the 2021 Warrant and 2022 Warrant shall now be the fifth anniversary of the date hereof.

4.  Representations and Warranties.

(a) The Company hereby makes the following representations and warranties to the Holder:

(i) The 2021 Warrants and 2022 Warrants were duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and shall not be subject to preemptive or similar rights of shareholders.  The Warrant Shares, when issued and paid for in accordance with the terms of the 2021 Warrants and 2022 Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and shall not be subject to preemptive or similar rights of shareholders.  The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to the 2021 Warrants and 2022 Warrants.

(ii) It is understood and acknowledged by the Company that: (i) the Holder not has been asked by the Company to agree, nor has Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the 2021 Warrants or 2022 Warrants for any specified term; (ii) past or future open market or other transactions by Holder, specifically including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) Holder, and counter-parties in "derivative" transactions to which Holder is a party, directly or indirectly, presently may have a "short" position in the Common Shares, and (iv) Holder shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that (y) Holder may engage in hedging activities (in material compliance with applicable laws) at various times during the period that the 2021 Warrants and 2022 Warrants are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to the 2021 Warrants and 2022 Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of the 2021 Warrants, 2022 Warrants, or this Agreement.

(b) The Holder hereby makes the following representations and warranties to the Company:  at the time Holder was offered each of the 2021 Warrants and 2022 Warrants, it was, and as of the date hereof it is, and on each date on which it exercises any of the 2021 Warrants or 2022 Warrants, it will be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act of 1933, as amended.

5.  Reservation of Common Shares.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the 2021 Warrants and 2022 Warrants.

6.  Exercise Procedures.  The form of Notice of Exercise included in each of the 2021 Warrants and 2022 Warrants set forth the totality of the procedures required of the Holder in order to exercise the 2021 Warrants or 2022 Warrants. No additional legal opinion, other information or instructions shall be required of the Holder to exercise its 2021 Warrants and 2022 Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the 2021 Warrants or 2022 Warrants. The Company shall honor exercises of the 2021 Warrants and 2022 Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the 2021 Warrants and 2022 Warrants.

7.  Effect of Amendment. Except as expressly modified by this Amendment, the 2021 Warrants and the 2022 Warrants shall remain unmodified and in full force and effect.

8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Amendment, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

11. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

FLORA GROWTH CORP.

By:
Name:
Title:

WARRANT HOLDER:

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By:
Name:
Title: